Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289390

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 14, 2025)

GINKGO BIOWORKS HOLDINGS, INC.

$100,000,000

Class A Common Stock

We have entered into a sales agreement (the “Sales Agreement”) with Allen & Company LLC (“Allen” or the “agent”), relating to the sale of up to $100,000,000 of shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”) of Ginkgo Bioworks Holdings, Inc., a Delaware corporation (the “Company”), offered by this prospectus supplement and the accompanying prospectus. Subject to the terms and conditions of the Sales Agreement, we may offer and sell shares of our Class A common stock from time to time through Allen, as our sales agent.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “DNA.” On September 3, 2025, the last reported sale price of our Class A common stock on the NYSE was $11.33 per share.

Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE, the existing trading market for our Class A common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. Allen is not required to sell a certain number of shares or dollar amount of our Class A common stock. Allen will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell on our behalf all of the shares of Class A common stock requested to be sold by us, on mutually agreed terms between Allen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Allen will be entitled to a commission equal to 3.0% of the gross sales price per share sold under the Sales Agreement. In connection with the sale of the Class A common stock on our behalf, Allen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Allen may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Allen with respect to certain liabilities, including liabilities under the Securities Act the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Allen.

Investing in our Class A common stock involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, for a discussion of important risks that you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Allen & Company LLC

The date of this prospectus supplement is September 4, 2025

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated August 14, 2025, and any amendments to such prospectus. This prospectus supplement provides supplemental information regarding the Company, updates and changes information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate by reference important information into this prospectus supplement and the accompanying prospectus. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Documents Incorporated by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus, as well as additional information described under “Documents Incorporated by Reference,” before deciding to invest in shares of our Class A common stock. If the information in, or incorporated by reference in, this prospectus supplement conflicts with information in the accompanying prospectus or a document incorporated by reference herein or therein, the information in, or incorporated by reference in, this prospectus supplement shall control.

All references in this prospectus supplement to “Ginkgo,” “the Company,” “we,” “us”, “our” and similar terms mean Ginkgo Bioworks Holdings, Inc., unless we state otherwise or the context otherwise requires.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Allen has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and Allen is not, making an offer to sell these securities under any circumstance or in any jurisdiction where the offer is not permitted or is unlawful. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, our consolidated financial statements and related notes thereto and the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our Class A common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Overview

Our mission is to make biology easier to engineer.

Ginkgo sells services in two business segments: cell engineering, where we provide biological research and development (“R&D”) services for our customers across a range of industries, and biosecurity, where we provide services to government and commercial customers so they can work to identify, monitor, prevent, mitigate, and ultimately protect humanity from biological threats.

Cell Engineering

Ginkgo does not make end products; instead, we offer biological R&D services on our platform to enable our customers to bring their products to market. Historically, Ginkgo’s primary service offering has been end-to-end cell engineering R&D services (solutions). In 2024, Ginkgo expanded its service offering to also include services that provide our customers cell engineering tools for biological R&D, which are intended to provide more targeted and bespoke resources to customers that continue to conduct in-house R&D.

Compounding and mutually reinforcing improvements of our laboratory automation and software infrastructure—our Foundry—and our reusable data assets—our Codebase—enable us to improve our services with each successive project.

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Our Foundry is a flexible capability for large scale data generation; it powers generative artificial intelligence (“AI”) and machine learning tools that enable more successful biological R&D. We now offer services providing such data generation and automation tools directly to Ginkgo customers.

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Our Codebase is a data asset comprising best practices for cell engineering, along with sequences and host cells that have been honed through dozens of programs and can be directly reusable for our end-to-end cell engineering solutions.

Our end-to-end cell engineering solutions are typically scoped and delivered as a program ranging in duration from several months to several years. A typical deliverable for the program would comprise an engineered strain or cell line and an associated bioprocess.

A selection of our cell engineering tools offerings are described below.

Datapoints

Recent advances in machine-learning (ML), molecular simulation, and other computational techniques hold great promise to improve our ability to program cells. We believe our Foundry is well-positioned to build the kind of large, well-structured datasets that such computational approaches need to succeed. In time, we believe computational approaches will reduce the need for certain kinds of experiments (for example, we already use ML to make protein and enzyme design projects more efficient).

To this end, we have introduced two new data generation services to provide high-quality data at the scale, price, and speed that AI-powered drug development demands:

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Our Functional Genomics Datapoints services generate large, high fidelity transcriptomic and phenotypic datasets in the disease context of our customers’ choice to power AI models of cell and disease biology for use in target identification, target validation, and drug discovery; and

•	Our Antibody Developability Datapoints services generate biophysical antibody characterization developability datasets for our customers to use in AI model training and validation.

Reconfigurable Automation Cart (“RAC”) Systems

Ginkgo Automation’s capabilities build on years of internal expertise, encompassing hardware design, software integration, and applications development, epitomized in our offering of RACs: our Reconfigurable Automation Cart systems. The modularity and flexibility of the RACs enables high walkway time, high uptime, and high throughput experimentation for high-mix biological workflows like the kinds performed in Ginkgo’s Foundry and in our partners’ labs. In addition to providing advanced automation hardware and software, Ginkgo Automation’s deployments to third party customers include access to Catalyst Flow, a fully remote, active error resolution and troubleshooting support service. Catalyst Flow’s proactive monitoring is expected to enable Ginkgo’s scientists and engineers to identify and resolve approximately 80-90% of system errors remotely, without the need for our customers to initiate tickets.

Biosecurity

With a mission to make biology easier to engineer, we have always recognized the need to invest in biosecurity as a key component of our platform. We are building the future bioeconomy with our customers and partners, and we envision the future of biosecurity as a global immune system equipped with the capabilities to rapidly and reliably identify, monitor, prevent, and mitigate biological threats. The first, critical step in realizing this future is to build a robust early warning system for biological threats—this is the primary focus of Ginkgo’s Biosecurity business.

Our primary biosecurity customers are governments. We currently provide biosecurity services via two core offerings as introduced in early 2024:

•	Canopy, which helps our customers generate high value genomic data from strategically positioned nodes (like airports and border checkpoints) via end-to-end biomonitoring programs; and

•	Horizon, our digital surveillance, analytics and insights platform that detects and monitors biothreats worldwide.

Generating Economic Value Through Cell Programs

Our cell engineering platform is a key enabling technology and source of intellectual property for our customers’ products. We earn Cell Engineering revenue for our R&D services.

For each of our end-to-end cell engineering programs, we charge customers fees for the services we provide, typically structured as fixed fees, although we also have cost reimbursement arrangements. Additionally, we have historically negotiated a value share with our customers (in the form of royalties, milestones, and/or equity interests) in order to align our economics with the success of the programs enabled by our platform. Commencing in the second quarter of 2024, we announced changes in prospective commercial terms, including the removal of downstream value share from certain program types.

We charge customers fees for the services we provide in our cell engineering tools offerings. Typically, these fees are structured as a fixed fee for a fixed scope of work. Fees for our data generation products (“Datapoints”), which provide large, biological datasets for customers to train their AI models, synthesizing and testing the output of customer existing models, and generating datasets for lead selection, hit selection, or a variety of other data science applications, are typically earned over a shorter period of time (weeks to months) than for end-to-end cell engineering solutions which may be multi-year programs. Fees for our automation solutions are typically earned over a period that covers design, build, and deployment and range from six to twelve months. In addition, we offer support services with fixed fees covering the support periods.

We typically structure customer contracts for Cell Engineering services to include one or more of the following:

•	upfront payments upon execution of an agreement or other fixed payments, which are generally recognized over the period of performance;

•	reimbursement of costs incurred for R&D services;

•	milestone payments upon achievement of specified technical criteria; and

•	downstream value share payments for certain program types.

We have legacy customer arrangements, entered into prior to 2024, under which we may continue to provide services. These arrangements may include a combination of cash and/or non-cash consideration, as well as, when applicable, downstream value share payments which may take one or more of the following forms:

•	milestone payments, which may comprise cash and/or non-cash consideration upon the achievement of specified commercial criteria;

•	royalties on sales of products from or comprising engineered organisms; and

•	royalties related to cost of goods sold reductions realized by our customers.

Our legacy customer arrangements offered flexible commercial terms on the service fees including the ability to pay a portion or all of such upfront fees in the form of non-cash consideration (convertible financial instruments and/or equity securities).

Customer arrangements which involve non-cash consideration generally fall into two categories: Platform Ventures and Structured Partnerships. For a full description of these arrangements, refer to the Overview section of Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in Part II, Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“2024 Annual Report”).

Corporate Information

Our principal executive office is located at 27 Drydock Avenue, 8th Floor, Boston, Massachusetts 02210, and our telephone number is (877) 422-5362. Our corporate website address is www.ginkgobioworks.com. The information contained on, or accessible through, our corporate website is not incorporated into this prospectus supplement or the accompanying prospectus, and should not be considered part of this prospectus supplement or the accompanying prospectus. The inclusion of the corporate website address is an inactive textual reference only.

The Offering

Class A common stock we are offering	Shares of our Class A common stock having an aggregate offering price of up to $100 million.

Manner of offering	“At the market offering” that may be made from time to time through our agent, Allen. See “Plan of Distribution.”

Use of proceeds	We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, but are not limited to, financing our operations, technology development, working capital and capital expenditures. See “Use of Proceeds.”

Risk factors	See “Risk Factors” elsewhere in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our Class A common stock.

Listing	Our Class A common stock is listed on the NYSE under the symbol “DNA.”

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of Ginkgo. These statements are based on the beliefs and assumptions of the management of Ginkgo. Although Ginkgo believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Ginkgo cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	Ginkgo’s ability to raise additional capital in the future;

•	factors relating to the business, operations and financial performance of Ginkgo, including:

•	Ginkgo’s ability to develop and expand its offerings;

•	the performance and output of Ginkgo’s cell engineering and biosecurity offerings;

•	the anticipated growth of Ginkgo’s biomonitoring and bioinformatics services and the relative value of the services on Ginkgo’s future Biosecurity revenue;

•	the scope and timing of Ginkgo’s partnerships around the world;

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Ginkgo’s ability to effectively manage its organizational changes, including its restructuring actions and facility consolidations commenced in 2024, and related impacts on Ginkgo’s financial performance;

•	Ginkgo’s exposure to the volatility and liquidity risks inherent in holding equity or convertible debt interests in certain of its customers;

•	Ginkgo’s expectations regarding R&D, general and administrative (“G&A”) and restructuring expenses;

•	the acquisition and integration of companies, assets or intellectual property that advance Ginkgo’s objectives;

•	costs required to maintain, expand and protect Ginkgo’s intellectual property; and

•	our expectations related to the use of proceeds from this offering.

Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Applicable risks and uncertainties include, among others:

•	intense competition and competitive pressures from other companies worldwide in the industries in which Ginkgo operates;

•	litigation, including securities or shareholder litigation, and the ability to adequately protect Ginkgo’s intellectual property rights;

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rapidly changing technology and extensive competition in the synthetic biology industry that could make the products and processes Ginkgo is developing obsolete or non-competitive unless it is able to successfully collaborate on the development of new and improved products and processes and pursue new market opportunities;

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Ginkgo’s ability to convert potential customers from “on prem” R&D to outsourced services, Ginkgo’s reliance on its customers to develop, produce and manufacture products using the engineered cells and/or biomanufacturing processes that Ginkgo develops and Ginkgo’s ability to accurately predict customer demand, including with respect to the data we access and hold;

•	Ginkgo’s ability to comply with laws and regulations applicable to its business;

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market conditions and global and economic factors beyond Ginkgo’s control, including initiatives undertaken by the U.S. government in the biotechnology sector, the frequency and scale of biological risks and threats, and the future potential and commercial applications of artificial intelligence (“AI”) and the biotechnology sector;

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the success of Ginkgo’s programs, including the growing efficiency and cost-advantage of cell engineering services, and their potential to contribute revenue, and the relative contribution of Ginkgo’s programs to its future revenue, including the potential for future revenue related to downstream value share in the form of potential future milestone payments, royalties, and/or equity consideration; and

•	other factors detailed under the section entitled “Risk Factors.”

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus supplement are more fully described under the heading “Risk Factors” and elsewhere in this prospectus supplement. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus supplement describe additional factors that could adversely affect the business, financial condition or results of Ginkgo. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Ginkgo assess the impact of all such risk factors on the business of Ginkgo, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance.

In particular, you should consider the numerous risks described in our 2024 Annual Report, as filed with the SEC on February 25, 2025, any subsequent Quarterly Report on Form 10-Q, and as described or may be described in any subsequent Annual Report on Form 10-K under the heading “Item 1A. Risk Factors,” which are incorporated by reference into this prospectus supplement, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus supplement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to Ginkgo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Ginkgo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below, and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide whether to purchase our securities. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our Class A common stock could decline and you could lose all or part of your investment.

Risks Related to our Class A Common Stock and this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our Class A common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our Class A common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase the Class A common stock sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Since the offering price per share in this offering may exceed the net tangible book value per share of our Common Stock (as defined below) outstanding prior to this offering, you may suffer substantial dilution with respect to the net tangible book value of the Class A common stock you purchase in this offering. Based on an assumed public offering price of $11.33 per share, the last reported sale price of our Class A common stock on September 3, 2025 on the NYSE, and our net tangible book value as of June 30, 2025, if you purchase shares of Class A common stock in this offering, you will suffer immediate and substantial dilution of $1.33 per share with respect to the net tangible book value of the Common Stock. See the section entitled “Dilution” elsewhere in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase Class A common stock in this offering.

We are generally not restricted from issuing additional Class A common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock. If we issue additional Class A common stock, or securities convertible into or exchangeable or exercisable for Class A common stock, our stockholders, including investors who purchase shares of Class A common stock in this offering, could experience additional dilution, and any such issuances may result in downward pressure on the price of our Class A common stock.

Future sales of shares by existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of Class A common stock intend to sell shares, could reduce the market price of our Class A common stock.

As of June 30, 2025, we had outstanding options to purchase an aggregate of 433,187 shares of our Class A common stock, of which 162,478 were exercisable at a weighted average exercise price of $29.48 per share. The exercise of such outstanding options will result in further dilution of your investment. If our existing stockholders sell substantial amounts of our Class A common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our Class A common stock, even if there is no relationship between such sales and the performance of our business.

We do not currently intend to pay dividends on our Class A common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our Class A common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our Class A common stock have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our Class A common stock.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Allen at any time throughout the term of the Sales Agreement. The number of shares that are sold through Allen after delivering a placement notice will fluctuate based on a number of factors, including the market price of the Class A common stock during the sales period, the limits we set with Allen in any applicable placement notice, and the demand for our Class A common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our Class A common stock offered hereby. Except as described in any free writing prospectus that we may authorize to be provided to you, we currently anticipate that the net proceeds from the sale of the securities offered under this prospectus supplement will be used for general corporate purposes, which may include, but are not limited to, financing our operations, technology development, working capital and capital expenditures.

DILUTION

If you invest in our Class A common stock, your interest will be diluted by an amount equal to the difference between the public offering price and the net tangible book value per share of our Class A common stock, Class B common stock and Class C common stock (together, the “Common Stock”) after this offering. We calculate net tangible book value per share by dividing our net tangible book value (total assets less intangible assets and total liabilities) by the total number of outstanding shares of our Common Stock.

Our net tangible book value at June 30, 2025 was $546,798,539, or $9.87 per share of Common Stock. After giving effect to the sale of shares of our Class A common stock in the aggregate amount of $100,000,000 at an assumed offering price of $11.33 per share, the last reported sale price of our Class A common stock on September 3, 2025 on the NYSE, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value at June 30, 2025 would have been $642,728,535, or $10.00 per share. This represents an immediate increase in as-adjusted net tangible book value of $0.13 per share to existing shareholders and an immediate and substantial dilution of $1.33 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share	$11.33
Net tangible book value per share of Common Stock at June 30, 2025	$9.87
Increase in net tangible book value per share of Common Stock attributable to this offering	$0.13
As-adjusted net tangible book value per share of Common Stock as of June 30, 2025, after giving effect to this offering	$10.00
Dilution per share to new investors in this offering	$(1.33)

The table above assumes, for illustrative purposes only, that an aggregate of 8,826,125 shares of our Class A common stock are sold at an assumed offering price of $11.33 per share, for aggregate gross proceeds of approximately $100,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices.

To the extent that any options are exercised, new options are issued under our 2021 Incentive Award Plan (“2021 Plan”) or we otherwise issue additional shares of Class A common stock in the future, there will be further dilution to new investors.

These calculations are based on 43,822,106 shares of Class A common stock outstanding, 8,603,228 shares of Class B common stock outstanding and 3,000,000 shares of non-voting Class C common stock outstanding as of June 30, 2025 and excludes, as of that date, the following:

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433,187 shares of our Class A common stock issuable upon exercise of outstanding options, of which 162,478 were exercisable at a weighted average exercise price of $29.48 per share, under the 2021 Plan;

•	1,295,622 shares of our Class A common stock issuable upon the exercise of warrants to purchase shares of Class A common stock outstanding;

•	2,496,161 shares of our Class A common stock underlying unvested RSUs;

•	4,951,489 shares of our Class A common stock underlying unvested PSUs;

•	551,748 shares of our Class A common stock underlying unvested earnout shares; and

•	2,355,001 shares and 270,627 shares of our Class A common stock reserved for issuance pursuant to the 2021 Plan and our 2022 Inducement Plan, respectively.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Allen. Pursuant to this prospectus supplement, we may offer and sell shares of our Class A common stock having an aggregate gross sales price of up to $100 million from time to time through Allen acting as sales agent. Sales pursuant to the Sales Agreement may be made through affiliates of Allen. A copy of the Sales Agreement will be filed as an exhibit to our Current Report on Form 8-K to be filed on or about September 4, 2025, and will be incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the agent may sell shares of our Class A common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the agent not to sell Class A common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the agent may suspend the offering of Class A common stock upon notice and subject to other conditions.

We will pay the agent commissions, in cash, for its service in acting as agent in the sale of our Class A common stock. The agent will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the agent for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $125,000 in connection with the execution of the sales agreement, in addition to an amount not to exceed $25,000 per calendar quarter thereafter, as applicable, and an amount not to exceed $125,000 in connection with the filing of a new registration statement, prospectus or supplemental prospectus relating to the shares that may be sold pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the agent under the terms of the Sales Agreement, will be approximately $1,070,000.

Settlement for sales of shares of our Class A common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to solicit offers to purchase the Class A common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the Class A common stock on our behalf, the agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our Class A common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and the agent may each terminate the Sales Agreement at any time upon ten days’ prior written notice.

Allen and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, the agent will not engage in any market making activities involving our Class A common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the agent, and the agent may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the Class A common stock being offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Allen is represented by Latham & Watkins LLP in connection with the shares of Class  A common stock being offering hereby.

EXPERTS

The financial statements of Ginkgo Bioworks Holdings, Inc. as of December 31, 2024 and for the year then ended, incorporated by reference in this prospectus supplement, and the effectiveness of Ginkgo Bioworks Holdings, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3, including amendments, relating to the Class A common stock offered by this prospectus supplement and the accompanying prospectus, which have been filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the Class A common stock offered by this prospectus supplement and the accompanying prospectus we refer you to the registration statement and the exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus supplement, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus or incorporated by reference. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 (and related exhibits) of any current report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 25, 2025;

•

the portions of our definitive proxy statement on Schedule 14A, as filed with the SEC on April  29, 2025 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 25, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2025, as filed with the SEC on August 7, 2025, and March 31, 2025, as filed with the SEC on May 6, 2025;

•	our Current Reports on Form 8-K, as filed with the SEC on May 21, 2025, June 13, 2025 and August 29, 2025; and

•

the description of our Class  A common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on September 16, 2021, as the description therein has been updated and superseded by the description of our Class A common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 25, 2025, including any amendments or reports filed for the purpose of updating such description.

We will promptly provide, without charge to each person (including any beneficial owners) who receives a copy of this prospectus supplement, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement. Requests should be directed to:

Ginkgo Bioworks Holdings, Inc.

27 Drydock Avenue, 8th Floor

Boston, MA 02210

877-422-5362

You can also find these filings on our website at www.ginkgobioworks.com. We are not incorporating the information on our website other than these filings into this prospectus supplement.

PROSPECTUS

GINKGO BIOWORKS HOLDINGS, INC.

$500,000,000

Class A Common Stock

Preferred Stock

Warrants

Units

We, Ginkgo Bioworks Holdings, Inc., may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $500,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Our Class A common stock, par value $0.0001 (“Class A common stock”), is traded on the New York Stock Exchange under the symbol “DNA.” On August 6, 2025, the closing price of our Class A common stock was $13.96.

Investing in our securities involves risks. See “Risk Factors” on page 2, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 14, 2025

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, any combination of the securities described in this prospectus may be sold in one or more offerings up to a total dollar amount of $500,000,000. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below. To the extent there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “Ginkgo,” “we,” “us,” “our” and similar terms refer to Ginkgo Bioworks Holdings, Inc. and its consolidated subsidiaries.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.

The Company

Ginkgo Bioworks builds the tools that make biology easier to engineer for everyone. Ginkgo R&D Solutions delivers customizable R&D packages-such as protein engineering, nucleic acid design, and cell-free systems-giving partners a comprehensive way to accelerate innovation across therapeutics, diagnostics, and manufacturing. Ginkgo Automation sells modular, integrated laboratory automation so scientists can spend their days planning and analyzing experiments rather than pipetting in the lab. Ginkgo Datapoints uses in-house automation to generate the large lab data sets to power AI models. Ginkgo Biosecurity is building and deploying next-generation infrastructure and technologies designed to detect and identify to a wide variety of biological threats.

Corporate Information

Our principal executive office is located at 27 Drydock Avenue, 8th Floor, Boston, Massachusetts 02210, and our telephone number is (877) 422-5362. Our corporate website address is www.ginkgobioworks.com.

The information contained on, or accessible through, our corporate website is not incorporated into this prospectus or the registration statement of which it forms a part, and should not be considered part of this prospectus or the registration statement of which it forms a part. The inclusion of the corporate website address is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Part I, Item 1A-Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 25, 2025, any subsequent Quarterly Report on Form 10-Q, and as described or may be described in any subsequent Annual Report on Form 10-K under the heading “Item 1A. Risk Factors,” as well as in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of Ginkgo. These statements are based on the beliefs and assumptions of the management of Ginkgo. Although Ginkgo believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Ginkgo cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	Ginkgo’s ability to raise additional capital in the future;

•	factors relating to the business, operations and financial performance of Ginkgo, including:

•	Ginkgo’s ability to develop and expand its offerings;

•	the performance and output of Ginkgo’s cell engineering and biosecurity offerings;

•	the anticipated growth of Ginkgo’s biomonitoring and bioinformatics services and the relative value of the services on Ginkgo’s future Biosecurity revenue;

•	the scope and timing of Ginkgo’s partnerships around the world;

•

Ginkgo’s ability to effectively manage its organizational changes, including its restructuring actions and facility consolidations commenced in 2024, and related impacts on Ginkgo’s financial performance;

•	Ginkgo’s exposure to the volatility and liquidity risks inherent in holding equity or convertible debt interests in certain of its customers;

•	Ginkgo’s expectations regarding research and development (“R&D”), general and administrative (“G&A”) and restructuring expenses;

•	the acquisition and integration of companies, assets or intellectual property that advance Ginkgo’s objectives; and

•	costs required to maintain, expand and protect Ginkgo’s intellectual property.

Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Applicable risks and uncertainties include, among others:

•	intense competition and competitive pressures from other companies worldwide in the industries in which Ginkgo operates;

•	litigation, including securities or shareholder litigation, and the ability to adequately protect Ginkgo’s intellectual property rights;

•

rapidly changing technology and extensive competition in the synthetic biology industry that could make the products and processes Ginkgo is developing obsolete or non-competitive unless it is able to successfully collaborate on the development of new and improved products and processes and pursue new market opportunities;

•

Ginkgo’s ability to convert potential customers from “on prem” R&D to outsourced services, Ginkgo’s reliance on its customers to develop, produce and manufacture products using the engineered cells and/or biomanufacturing processes that Ginkgo develops and Ginkgo’s ability to accurately predict customer demand, including with respect to the data we access and hold;

•	Ginkgo’s ability to comply with laws and regulations applicable to its business;

•

market conditions and global and economic factors beyond Ginkgo’s control, including initiatives undertaken by the U.S. government in the biotechnology sector, the frequency and scale of biological risks and threats, and the future potential and commercial applications of artificial intelligence (“AI”) and the biotechnology sector;

•

the success of Ginkgo’s programs, including the growing efficiency and cost-advantage of cell engineering services, and their potential to contribute revenue, and the relative contribution of Ginkgo’s programs to its future revenue, including the potential for future revenue related to downstream value share in the form of potential future milestone payments, royalties, and/or equity consideration; and

•	other factors detailed under the section entitled “Risk Factors.”

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of Ginkgo. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Ginkgo assess the impact of all such risk factors on the business of Ginkgo, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance.

In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 25, 2025, any subsequent Quarterly Report on Form 10-Q, and as described or may be described in any subsequent Annual Report on Form 10-K under the heading “Item 1A.Risk Factors,” which are incorporated by reference into this prospectus, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to Ginkgo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Ginkgo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination:

•	to or through underwriters or dealers;

•	through one or more agents;

•	directly to purchasers or to a single purchaser; or

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, or an exchange or otherwise.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof.

Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our Class A common stock is listed on the New York Stock Exchange. Underwriters may make a market in our Class A common stock but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF CLASS A COMMON STOCK

The description of our Class A common stock is incorporated by reference to Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 25, 2025.

DESCRIPTION OF PREFERRED STOCK

Under the terms of our certificate of incorporation, our board of directors is authorized to issue up to and 200,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series without stockholder approval. As of June 30, 2025, we had no shares of preferred stock outstanding. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of our common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock could include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of certain material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock or preferred stock in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	a discussion of certain material U.S. federal income tax considerations applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Ginkgo.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.ginkgobioworks.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 25, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2025, as filed with the SEC on August 7, 2025, and March 31, 2025, as filed with the SEC on May 6, 2025;

•	our Current Reports on Form 8-K, as filed with the SEC on May 21, 2025 and June 13, 2025; and

•

the description of our Class  A common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on September 16, 2021, as the description therein has been updated and superseded by the description of our Class  A common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 25, 2025, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Ginkgo Bioworks Holdings, Inc.

27 Drydock Avenue, 8th Floor

Boston, MA 02210

877-422-5362

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.ginkgobioworks.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Ginkgo Bioworks Holdings, Inc. as of December 31, 2024 and for the year then ended, incorporated by reference in this Prospectus, and the effectiveness of Ginkgo Bioworks Holdings, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

GINKGO BIOWORKS HOLDINGS, INC.

$100,000,000

Class A Common Stock

Prospectus Supplement

Allen & Company LLC

September 4, 2025